Exhibit 32.1

               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

     AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ISA Internationale Inc. (the "Company") on Form 10-Q for the period ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1.) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2.) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operation of the Company.

By: /s/ Bernard L. Brodkorb

Bernard L. Brodkorb, President, Chief Executive Officer, and

 Chief Financial Officer, Chairman of the Board

Dated: February 21, 2012